As filed with the Securities and Exchange Commission on August 16, 2016

Registration No. 333-210804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HCSB FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number) 3640 Ralph Ellis Boulevard Loris, South Carolina 29569 (843) 756-6333	57-1079444 (I.R.S. Employer Identification Number)

(Address, including zip code, and telephone number, including area code,

of Registrant’s principal executive offices)

Jan H. Hollar

Chief Executive Officer

HCSB Financial Corporation

3640 Ralph Ellis Boulevard

Loris, South Carolina 29569

(843) 756-6333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Neil E. Grayson Benjamin A. Barnhill Nelson Mullins Riley & Scarborough LLP 104 South Main Street, Suite 900 Greenville, South Carolina 29601 (864) 250-2235

Approximate date of commencement of proposed sale to the public: Not applicable.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement File No. 333-210804 (the “Registration Statement”) is being filed by the registrant, HCSB Financial Corporation (the “Registrant”) to disclose the number of shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), being deregistered and to deregister said shares of Common Stock.

DEREGISTRATION OF UNSOLD SECURITIES

The Registrant, the holding company for Horry County State Bank (the “Bank”), filed the Registration Statement registering up to 23,384,301 shares of Common Stock in connection with a follow-on offering to legacy shareholders, employees, and others in the Bank’s community. The Securities and Exchange Commission declared the Registration Statement effective on May 31, 2016.

The Registrant terminated the follow-on offering of the Common Stock on June 30, 2016. In connection with the follow-on offering, the Registrant issued 14,167,600 shares of Common Stock. Pursuant to the undertaking in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities registered that remain unsold at the termination of the follow-on offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister 9,216,701 shares of Common Stock, which are all of the shares remaining unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Loris, State of South Carolina, on August 16, 2016.

HCSB Financial Corporation
(Registrant)

By: /s/ Jan H. Hollar
Jan H. Hollar
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 16, 2016.

Signature	Title

/s/ Jan H. Hollar	Chief Executive Officer, Director
Jan H. Hollar	(Principal Executive Officer)

/s/ Jennifer W. Harris	Chief Financial Officer
Jennifer W. Harris	(Principal Financial and Accounting Officer)

* /s/ Michael S. Addy	Director, Chairman
Michael S. Addy

*/s/ Clay D. Brittain, III	Director
Clay D. Brittain, III

*/s/ D. Singleton Bailey	Director
D. Singleton Bailey

*By	/s/ Jan H. Hollar
Jan H. Hollar
Attorney-in-Fact

*Pursuant to powers of attorney previously filed with the Registration Statement.

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